UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2008

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000 51030	59-343-4771
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The employment with OccuLogix, Inc. (the “Company”) of Thomas P. Reeves, President and Chief Operating Officer, ended as of the close of business on June 30, 2008.  As disclosed in the Company’s preliminary proxy statement, filed with the U.S. Securities and Exchange Commission on May 20, 2008, to solicit proxies for the upcoming annual and special meeting of the Company’s stockholders (the “Proxy Statement”), it had been contemplated that Mr. Reeves would not continue employment with the Company.

Under his employment agreement with the Company, upon termination of employment by the Company without just cause, Mr. Reeves is entitled to receive a payment equal to the aggregate of 24 months of his salary and bonus (which amount will equal the average annual bonus earned by him during his employment with the Company), 2.5% of his annual base salary in respect of benefits and U.S.$100,000 (the “Severance Amount”).  Mr. Reeves has agreed to postpone the date on which the Severance Amount will become due and owing to him until the earliest to occur of (i) September 1, 2008, (ii) the date on which the Company closes a financing for total gross proceeds in an aggregate amount of at least U.S.$5,000,000, whether by way of debt, equity or otherwise, and whether such financing is effected in a single transaction or a series of related or unrelated transactions, and (iii) a change of control of the Company.  In addition, Mr. Reeves has agreed to reduce the Severance Amount by Cdn$8,568.29, being the aggregate amount that the Company disbursed on his behalf, during 2008, for certain perquisites to which he was entitled under his employment agreement with the Company.  Subject to obtaining the requisite approval of the Company’s stockholders of the proposed share reserve increase under the Company’s 2002 Stock Option Plan (the “Stock Option Plan”) which is described under the heading “Proposal IX” of the Proxy Statement (and subject also to obtaining the requisite approval of the Company’s stockholders of all of the other proposals conditioned on the proposed share reserve increase under the Stock Option Plan), Mr. Reeves will be paid up to 50% of such modified Severance Amount in stock options to be issued under the Stock Option Plan.  The balance of such modified Severance Amount will be paid in cash.

As described under the heading “Proposal VIII” of the Proxy Statement, subject to obtaining the requisite approval of the Company’s stockholders therefor, notwithstanding the termination of Mr. Reeves’ employment with the Company, the Company has agreed to extend the respective terms of the time-based stock options of the Company, held by Mr. Reeves, until the tenth anniversaries of their respective dates of grant.  Mr. Reeves holds an aggregate of 420,000 such stock options, of which (i) 300,000 were granted on December 16, 2004, (ii) 20,000 were granted on March 10, 2007 and (iii) 100,000 were granted on July 3, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.

Date: July 2, 2008	By:	/s/Suh Kim
Suh Kim
General Counsel